SEVENTH  SUPPLEMENTAL  INDENTURE,  dated  as of June 1,  1996,  between
CITIZENS UTILITIES COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal administrative offices at High Ridge Park, Building No. 3, Stamford, Connecticut 06905, to CHEMICAL BANK, a New York banking corporation, as Trustee (herein called the "Trustee"), having its principal corporate trust office at 450 West 33rd Street, New York, New York 10001.

                                    RECITALS
         WHEREAS, the Company has entered into an Indenture dated as of August 15, 1991 (the "Indenture"), with the Trustee to provide for the issuance from time to time of the Company's debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series; and
         WHEREAS, the Company has entered into a First Supplemental Indenture dated as of August 15, 1991 (the "First Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "8.45% Debentures Due 2001"; and
         WHEREAS, the Company has entered into a Second Supplemental Indenture dated as of January 15, 1992 (the "Second Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.45% Debentures Due 2004";and

         WHEREAS, the Company has entered into a Third Supplemental Indenture dated as of April 15, 1994 (the "Third Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.60% Debentures Due 2006"; and
         WHEREAS, the Company has entered into a Fourth Supplemental Indenture dated as of October 1, 1994 (the "Fourth Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.68% Debentures Due 2034"; and
         WHEREAS, the Company has entered into a Fifth Supplemental Indenture dated as of June 15, 1995 (the "Fifth Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7.45% Debentures Due 2035"; and
         WHEREAS, the Company has entered into a Sixth Supplemental Indenture dated as of October 15, 1995 (the "Sixth Supplemental Indenture") with the Trustee to establish the form and terms of a series of Securities designated "7% Debentures Due 2025"; and
         WHEREAS, Section 901 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form and terms of the Securities of any series as permitted in Sections 201 and 301 of the Indenture and adding to the covenants of the Company for the benefit of the Holders of any series of Securities; and

         WHEREAS, the Company by corporate action duly taken has authorized the issuance of a seventh series of Securities designated as the 6.80% Debentures Due 2026 (hereinafter sometimes called the "Debentures"), which series is limited in aggregate principal amount to $100,000,000, such Debentures to contain such provisions as have been caused to be determined by or at the direction of, the Board of Directors of the Company and as are set forth in this Seventh Supplemental Indenture to the Indenture; and
         WHEREAS, all conditions have been complied with, all actions have been taken and all things have been done which are necessary to make the Debentures, when executed by the Company and authenticated by or on behalf of the Trustee and when delivered as herein and in the Indenture provided, the valid obligations of the Company, and to make this Seventh Supplemental Indenture a valid and binding supplemental indenture.
         NOW, THEREFORE, THIS SEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:
         For and in consideration of the premises and the purchase of the Debentures by the holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Debentures, as follows:

         Section 1.  Definitions.  For all purposes of this Seventh Supplemental
                     ------------
Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
              (1) terms used herein in  capitalized  form and defined in the
                  Indenture shall have the meanings  specified in the Indenture;

              (2) the words "herein",  "hereof"  and  "hereto" and  other  words of similar import used in this Seventh Supplemental Indenture refer to this Seventh Supplemental Indenture as a whole and not to any particular Section or other subdivision of this Seventh Supplemental Indenture;
              (3) the  provisions of this Seventh  Supplemental  Indenture shall be read in conjunction with the provisions of the Indenture only with respect to the Debentures and the provisions of the Indenture and the First, Second, Third, Fourth, Fifth and Sixth Supplemental Indentures shall not be modified by this Seventh Supplemental Indenture with respect to any series of the Securities outstanding or to be outstanding under the Indenture, other than the Debentures; and
              (4) terms defined in  this Sevent  Supplemental  Indenture  shall apply only to this Seventh  Supplemental  Indenture
                  and the Debentures hereunder, and such definitions shall not apply to any supplemental indenture other than this Seventh Supplemental Indenture or to any Securities outstanding or to be outstanding under the Indenture, other than the Debentures.
         Except as otherwise expressly provided or unless the context otherwise requires, "Seventh Supplemental Indenture" means this instrument as originally executed or, if amended or supplemented pursuant to the applicable provisions of the Indenture, as amended or supplemented.
         Section  2.  Forms  of  the  Debentures.  The  Debentures  shall  be in
                      ---------------------------
substantially the form set forth in Exhibit A to this Seventh Supplemental Indenture, as such form may be completed pursuant to Section 3 hereof, the terms of which Exhibit A are herein incorporated by reference and made a part of this Seventh Supplemental Indenture.
         Section 3.  Terms of the Debentures.  The terms of the Debentures shall
                      -----------------------
be as follows:
               (1) the Securities to be issued under the Indenture and this Seventh Supplemental Indenture shall be the Debentures and shall be designated as the "6.80% Debentures Due 2026";

               (2) the Debentures shall constitute a single series of the Securities under the Indenture, which series is limited in aggregate principal amount to $100,000,000;
               (3) so long as any Debentures are registered in the name of CEDE & Co., or any other nominee of The Depository Trust Company, and are intended to be Book-Entry Securities, the provisions of Section 311 of the Indenture shall apply to such Debentures. Thereafter the Debentures may be subjected to the requirements of a successor book-entry securities system that may be adopted by the Company in accordance with the provisions of the Indenture and this Seventh Supplemental Indenture;
               (4) interest on each of the Debentures shall be payable at the rate per annum specified in the designation of the Debenture from June 11, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually, on February 15 and August 15 in each year, commencing on August 15, 1996. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name such Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment

Date. Any interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date by virtue of having been such a Holder and shall be paid by the Company as provided in
Section 307 of the Indenture;
                  (5) unless  otherwise  provided  with respect to a Book-Entry
Security or pursuant to any successor book-entry security system or similar system, payments of interest will be made by check mailed to the Holder of each Debenture at the address shown in the Security Register or, at the option of the Holder, to such other place in the United States of America as the Holder shall designate to the Trustee in writing. The principal amount of the Debentures will be paid at Maturity by check against presentation of the Debentures at the office or agency of Chemical Bank, as Trustee, in New York, New York, or such other address in New York, New York, as the Trustee shall designate by written notice to the Holders of the Debentures;
                  (6) the Debentures shall be issued in registered form only and in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000;
                  (7) principal and interest on the Debentures shall be payable in the coin or currency of the United States of America, which, at the time of payment, is legal tender for public and private debts; and

                  (8) the Debentures shall be subject to defeasance, at the Company's option, as provided for in Sections 1302 and 1303 of the Indenture. Upon the Company's exercise of the option to effect such defeasance under
Section 1302 and 1303 of the Indenture in accordance with and subject to the terms thereof, the Company shall be released from its obligations with respect to the Debentures as provided in the applicable Section and other relevant provisions of the Indenture.
         Section 4.  No Redemption by the Company.  The Debentures will not be
                     -----------------------------
redeemable at the option of the Company prior to maturity and will not be subject to any sinking fund.
         Section 5.  Redemption at Option of Holder.  (a) Each Holder shall have
                     -------------------------------
the right, at such Holder's option, exercisable at any time prior to July 15, 2003 and subsequent to June 15, 2003, to require the Company to redeem, and upon the exercise of such right the Company shall redeem, all or any part of such Holder's Debentures that is $1,000 or any integral multiple thereof in principal amount, on August 15, 2003 (the "Redemption Date") at a redemption price in cash equal to 100% of the principal amount of such Debenture (the "Redemption Price"), together with accrued and unpaid interest to the Redemption Date.
                  (b) To exercise a redemption right, a Holder of Debentures shall deliver (i), to the Company and to the Trustee, irrevocable written notice of the Holder's election to exercise such right (the "Holder's Notice"), which shall set forth the name of the Holder, the amount of Debentures to be redeemed and a statement that an election to exercise the redemption right is being made thereby and (ii), to the Trustee, the Debentures with respect to which the redemption right is being exercised, duly endorsed for transfer to the Company if required by the Trustee or the Company. Debentures held by a securities depositary may be delivered in such other manner as may be agreed to by such securities depositary and the Company and the Trustee. Such written notice shall be irrevocable. The Debentures surrendered for redemption shall, on the Redemption Date, become due and payable at the Redemption Price, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Debentures shall cease to bear interest. Upon surrender of any such Debentures for redemption in accordance with the Holder's Notice, such Debentures shall be paid by the Company at the Redemption Price plus accrued interest to the Redemption Date; provided,
                                                                       ---------
however,  that  installments  of interest whose Stated  Maturity is prior to the
--------
Redemption Date shall be payable to the Holders of such Debentures, or one or more Predecessor Securities, according to the terms and provisions of Section 307.

                  (c) On or before the Redemption Date, the Company shall deposit with the Trustee an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Debentures which are to be repurchased on that date.
                  (d) If any Debenture surrendered for redemption shall not be so paid on the Redemption Date, such Debenture shall, until paid, continue to bear interest to the extent permitted by applicable law from the Redemption Date at the same rate as the rate borne by such Debenture. The Company shall pay to the Holder of such Debenture the additional amounts of interest arising from this subsection at the same time that it pays the Redemption Price.
                  (e) If any Debenture which is to be redeemed only in part shall be surrendered at any office or agency of the Company (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Debenture or Debentures, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unredeemed portion of the Debenture so surrendered.

     Section 6.  Amendment to Indenture for Purposes of Seventh Series of
     --------------------------------------------------------------------
 Debentures.
 -----------
         For all purposes of the Debentures and for no other purposes, subsection (4) of Section 501 shall read:
               "(4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of a series of Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of a majority in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or"

         For all purposes of the Debentures and for no other purposes, the first paragraph of Section 502 shall read:
                  "If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of a majority in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable."

         For all purposes of the Debentures and for no other purposes, subsection (2) of Section 507 shall read:
                  "(2) the Holders of a majority in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;"
         For all purposes of the Debentures and for no other purposes, subsection (5) of Section 507 shall read:
                  "(5) no direction inconsistent with such written request has been given to the Trustee during such 90-day period by the Holders of 66-2/3% in principal amount of the Outstanding Securities of that series."

         Section  7. Incorporation of Indenture. From and after the date hereof,
                     ----------------------------
the Indenture, as supplemented by this Seventh Supplemental Indenture, shall be read, taken and construed as one and the same instrument with respect to the Debentures.
         Section 8. Acceptance of Trust.  The Trustee accepts the trusts created
                    --------------------
by the Indenture, as heretofore supplemented by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture,

Fifth Supplemental Indenture and Sixth Supplemental Indenture and as hereby supplemented by this Seventh Supplemental Indenture, and agrees to perform the same upon the terms and conditions in the Indenture, as so supplemented.

         Section 9. Conflict with Trust  Indenture Act. If any provision  hereof
                    -----------------------------------
limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Seventh Supplemental Indenture, such provision of the Act shall control. If any provision of this Seventh Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision of the Act shall be deemed to apply to this Seventh Supplemental Indenture only as so modified and if not so excluded, as the case may be.
         Section 10. Governing Law. This Seventh Supplemental Indenture, and the
                     --------------
Debentures, shall be governed by and construed in accordance with the laws of the State of New York.
         Section 11.  Recitals.  The recitals  contained in the Indenture,  this
                      ---------
Seventh Supplemental Indenture and the Debentures, except the Trustee's certificate of authentication, shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the

Indenture, as supplemented by this Seventh Supplemental Indenture.
         Section 12.  Amendments.  Notwithstanding  any other provisions hereof,
                      -----------
all amendments to the Indenture made hereby shall have effect only with respect to the Debentures, and not with respect to the Securities of any other series created subsequent to the date hereof.
         Section 13. Counterparts.  This Seventh  Supplemental  Indenture may be
                     -------------
executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first above written.

                                    CITIZENS  UTILITIES COMPANY

                                    By: /s/Robert J. DeSantis
                                        ---------------------
                                        Title: Vice President and
                                               Treasurer

Attest:
/s/Charles J. Weiss
--------------------------
Secretary

                                    CHEMICAL BANK, as Trustee



                                    By: /s/Thomas J. Foley
                                        ------------------
                                        Title:  Vice President
Attest:


Gregory P. Shea
--------------------------

County of Fairfield  )
                     )  ss.:
State of Connecticut )




               On the 11th day of June, 1996, before me personally came Robert DeSantis, to me known, who, being by me duly sworn, did depose and say that he is Vice President and Treasurer of CITIZENS UTILITIES COMPANY, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporations; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.




                      ----------------------------------
                            Notary Public, State of Connecticut

County of New York   )
                     )             ss.:
State of New York    )



               On  this  11th  day of  June,  in the  year  of  1996  before  me personally  came T.J. Foley to me personally  known,  who being by me duly sworn
                 -----------
did depose and say that he resides at Bethpage, N.Y. , that he is Vice President
                                      ----------------
of CHEMICAL BANK, one of the corporations described in and which executed the foregoing indenture; that he knows the seal of said corporation; that the seal affixed to said instrument opposite the execution thereof on behalf of said corporation is the corporate seal of said corporation; that said instrument was signed and said corporate seal was so affixed on behalf of said corporation by authority and order of its board of directors; that he signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed and the free act and deed of said Chemical Bank.

               IN WITNESS WHEREOF I have hereunder set my hand and affixed my official seal, at New York in said State of New York, the day and year first above written.






                         ----------------------------------
                                 Notary Public, State of New York

                                                                EXECUTION COPY







================================================================================


                           CITIZENS UTILITIES COMPANY

                                       TO

                                  CHEMICAL BANK
                                    (Trustee)

--------------------------------------------------------------------------------


                         SEVENTH SUPPLEMENTAL INDENTURE

                            Dated as of June 1, 1996


--------------------------------------------------------------------------------



                          Supplemental to the Indenture

                           Dated as of August 15, 1991


================================================================================